[Kentucky]
REAL ESTATE FEE & LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREE-MENT, FINANCING STATEMENT AND FIXTURE FILING


                             in the amount of
                              $250,000,000.00

                                   FROM

         CLARK MATERIAL HANDLING COMPANY, a Kentucky corporation,

                           having an office at:
                           c/o Terex Corporation
                            500 Post Road East
                       Westport, Connecticut  06880

                             (the "Mortgagor")

                                    TO

       UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent,

                           having an office at:
                           114 West 47th Street
                New York, New York County, New York  10036

                             (the "Mortgagee")



                   This instrument was prepared by and,
                    after recording, please return to:



                     ________________________________

                         Michael A. Woronoff, Esq.
                   Skadden, Arps, Slate, Meagher & Flom
                          300 South Grand Avenue
                      Los Angeles, California  90071

        REAL ESTATE FEE & LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING


          THIS REAL ESTATE FEE & LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (hereafter, as amended, modified, replaced, consolidated and extended, this "Mortgage") is made as of the 9th day of May, 1995 from CLARK MATERIAL HANDLING COMPANY, a Kentucky corporation (the "Mortgagor"), a subsidiary of TEREX CORPORATION, a Delaware corporation ("Terex"), with a mailing address of 500 Post Road East, Westport, Connecticut 06880, to UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation (the "Mortgagee"), as collateral agent, with a mailing address of 114 West 47th Street, New York, New York County, New York 10036.


                             R E C I T A L S:

          1. The Mortgagor is the owner of a fee simple interest in Tract I, a leasehold interest in Tract II, and a leasehold interest in Tract III of the Real Property (as hereinafter defined).

          2. Pursuant to a certain Indenture (the "Indenture") dated as of even date herewith between Terex and the Mortgagee as trustee thereunder (in such capacity, the "Indenture Trustee") for the benefit of the Holders of the Notes (as defined below), Terex has obtained financing in the amount of $250,000,000 (the "Loan") with a maturity date of May 15, 2002. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

          3. Mortgagor, as a subsidiary of Terex, will receive substantial benefits from the Loan, and pursuant to Sections 10.7 and 10.8 of the Indenture, has guaranteed the obligations of Terex under the Indenture and the Notes.

          4. To secure Mortgagor's obligations under the Guaranty and the repayment of the Notes and performance of all terms and conditions of the Indenture, the Mortgagor has agreed to create a first mortgage lien on the Mortgaged Property herein described, in favor of the Mortgagee.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and (A) in order to secure (i) payment of the indebtedness under the Indenture, as the same may be amended, modified, restated, substituted and extended by the terms hereof, aggregating $250,000,000 in principal amount (the various promissory notes and securities evidencing said indebtedness and all supplements, substitutions, extensions and renewals thereof are hereinafter referred to collectively as the "Notes"), (ii) payment of the interest on such indebtedness according to the terms of the Indenture and the Notes, (iii) payment of all other sums payable to the Mortgagee pursuant to the terms of this Mortgage, and (iv) payment of all other sums owed by the Mortgagor or Terex to the Mortgagee, the Indenture Trustee or the Holders in accordance with the terms of the Indenture or pursuant to the Notes, the Security Documents or the Guaranty (the payment obligations described in the foregoing clauses (i), (ii), (iii) and (iv) are hereinafter referred to collectively as the "Indebtedness"); and (B) in order to secure the perfor-mance of every obligation contained in the Indenture, the Notes, this Mortgage, the Security Documents, the Guaranty and all other instruments now or hereafter evidencing or securing any portion of the Indebtedness (hereinafter referred to collectively as the "Obligations"), the Mortgagor by these presents does hereby mortgage, warrant, grant a security interest in, pledge, assign and transfer to the Mortgagee, and each of its successors and assigns forever under and subject to the terms and condi-tions hereof, all of the Mortgagor's estate, right, title and interest in and to the following, whether now owned or held or hereafter acquired (hereinafter collectively referred to as the "Mortgaged Property" or the "Collateral"):

          A. Mortgagor's fee and leasehold interest in that certain real property (the "Real Property") more particularly described in Schedule A attached hereto and made a part hereof by this reference; and

          B. All of the buildings, structures and improvements (here-inafter, collectively, together with all building equipment, the "Improve-ments") now or hereafter located on the Real Property and all of its right, title and interest, if any, in and to the streets and roads abutting the Real Property to the center lines thereof, and strips and gores within or adjoining the Real Property, the air space and right to use said air space above the Real Property, all rights of ingress and egress by motor vehicles to parking facilities on or within the Real Property, all easements now or hereafter affecting the Real Property or the Improvements, all royalties and all rights appertaining to the use and enjoyment of the Real Property or the Improvements, including, without limitation, alley, drainage, crop, timber, agricultural, horticultural, mineral, water, oil and gas rights; and

          C. All fixtures (the "Fixtures"), and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to the Real Property and/or the Improvements. Without limiting the foregoing, to the extent permitted under applicable law, this Mortgage shall be deemed to be a "security agreement" under the Uniform Commercial Code of the State wherein the Real Property and improvements are located (the "UCC"), and the Mortgagor hereby grants to the Mortgagee a "security interest" (as defined in the UCC) in such portion of the Mortgaged Property as constitutes personalty under the UCC and in all of its present and future Fixtures and the Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagee, all of the rights and remedies of a "secured party" under the UCC; and

          D. To the extent the same does not constitute Fixtures, all equipment (as such term is defined in Article 9 of the UCC) now owned or hereafter acquired and owned by the Mortgagor, which is used at or in connection with the Improvements or the Real Property and is located thereon or therein (including, without limitation, all machinery, produc-tion equipment, furnishings, electronic data-processing and other office equipment to the extent located on or in the Mortgaged Property), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and any and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, for or of any of the foregoing (collectively, the "Equipment"); and

          E. All leases, lettings and licenses of the Real Property, the Improvements and any other property or rights encumbered or conveyed hereby, or any part thereof, now or hereafter entered into (each a "Lease," and collectively, the "Leases") and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash and securities deposited thereunder, the right to receive and collect the rents, issues and profits payable thereunder and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements thereof, including, without limitation, the right (i) to enter upon and take possession of the Mortgaged Premises (as hereinafter defined) for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings (or any other proceedings of the Mortgagee's selection) any tenant defaulting in the payment thereof to the Mortgagee, (iii) to let the Mortgaged Premises, or any part thereof, and (iv) subject to Mortgagor's license as hereinafter set forth, to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of the Indebtedness; and

          F. Any and all permits, certificates, approvals and autho-rizations, however characterized, related to the Real Property or the Improvements, issued or in any way furnished, whether necessary or not for the operation and use of the Real Property or the Improvements, including, without limitation, operating licenses, franchise agreements, contracts, contract rights, public utility deposits, building permits, certificates of occupancy, environmental certificates, industrial permits and licenses and certificates of operation; and

          G. All unearned premiums, accrued, accruing or to accrue under insurance policies related to the Real Property or the Improvements now or hereafter obtained by the Mortgagor and all proceeds of the conversion, voluntary or involuntary, of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby or any easement therein, including, but not limited to, awards for any change of grade of streets; and

          H. All extensions, improvements, betterments, renewals, substi-tutions and replacements of and all additions and appurtenances to the Real Property, the Improvements and/or any other property or rights encumbered or conveyed hereby, hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Real Property, the Improvements and any other property or rights encumbered or conveyed hereby, and all conversions of the security constituted thereby which, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein; and

          I. All proceeds (as defined in the UCC) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemna-tion or other awards or payments with respect thereto, including interest thereon.

          TO HAVE AND TO HOLD the Mortgaged Property, with all powers of sale and right of entry and possession (to the extent permitted by applicable law), with all privileges and appurtenances to the same belonging, with the right of possession thereof, unto the Mortgagee and its successors and assigns, forever, and the Mortgagor hereby binds itself and its successors and assigns to warrant and forever (but only until such time as the Indebtedness has been paid in full and the Obligations have been fully satisfied) defend title to the Mortgaged Property unto the Mortgagee and its successors and assigns against the claim or claims of all parties claiming or to claim the same, or any part thereof;

          FOR THE PURPOSE OF SECURING THE OBLIGATIONS.

          PROVIDED, HOWEVER, that if the Mortgagor shall pay or cause to be paid indefeasibly in full all of the Indebtedness and if the Mortgagor shall have kept, performed, observed and satisfied all of the Obligations, then the Mortgagee shall deliver to the persons legally entitled thereto all such documents, in recordable form, as shall be necessary to release the Mortgaged Property from the lien of this Mortgage and to release to the Mortgagor all deposits held by or on behalf of the Mortgagee, but otherwise this Mortgage shall remain in full force and effect.

          AND the Mortgagor represents, warrants, covenants and agrees as follows:

                                 ARTICLE I

              Representations and Warranties of the Mortgagor

          Section 1.1  Title to the Mortgaged Property.
(i) The right, title and interest of the Mortgagor constitutes a good, marketable and insurable (a) fee simple estate in Tract I of the Mortgaged Property, (b) leasehold estate in Tract II of the Mortgaged Property, and
(c) leasehold estate in Tract III of the Mortgaged Property, subject to no Liens, except for Liens permitted pursuant to Section 4.12 of the Indenture (collectively, the "Permitted Liens"). (ii) This Mortgage creates and constitutes a valid and enforceable lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty (when taken together with any fixture filings and financing statements delivered in connection herewith and filed in accordance with the UCC), a perfected security interest in such Mortgaged Property, subject only to the Permitted Liens. (iii) The Mortgagor has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth hereunder. (iv) The Mortgagor owns all Fixtures and Equipment now or hereafter comprising part of the Mortgaged Property, subject only to the matters set forth in this Section. (v) This Mortgage is and will remain a valid, enforceable and continuing first priority Lien on the Mortgaged Property subject only to the Permitted Liens. (vi) The Mortgagor will preserve such title as set forth herein and in the Indenture, and will forever (but only until such time as the Indebtedness has been paid in full and the Obligations have been fully satisfied) warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whatsoever.

          Section 1.2 Mortgage Authorized. The execution and delivery of this Mortgage, the Guaranty, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes have been duly authorized by all necessary corporate action of the Mortgagor and there is no provision in the articles or certificate of incorporation or by-laws of the Mortgagor requiring further consent for such action by any other entity or person. The Mortgagor is duly organized and validly existing under the laws of the state of its formation, and has (i) all necessary licenses, authorizations, registra-tions, permits and/or approvals and (ii) full power and authority to own or lease its properties and carry on its business as presently conducted, and the execution and delivery by it of, and performance of the Obligations under this Mortgage, the Guaranty, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes will not result in the Mortgagor being in default under any provision of its articles or certificate of incorporation or by-laws or of any mortgage, lease, credit or other agreement to which it is a party or which affects it or the Mortgaged Property, or any part thereof.

          Section 1.3 Operation of the Mortgaged Property. (i) The Mortgagor has all certificates, licenses, authorizations, registrations, permits and/or approvals and all required environmental permits necessary for the operation of the Mortgaged Property or any part thereof, the lack of which would have a Material Adverse Effect (as defined below), all of which as of the date hereof are in full force and effect and are not, to the knowledge of the Mortgagor, subject to any revocation, amendment, release, suspension, forfeiture or the like. (ii) The Mortgaged Property is served by all easements and utility lines and connections reasonably required or necessary for the current use thereof. (iii) The Mortgaged Property has adequate access to public roadways. As used in this Mortgage, "Material Adverse Effect" shall mean a material adverse effect, singly or in the aggregate, on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Mortgagor or Terex, taken as a whole, (ii) the ability of Mortgagor to perform its obligations under this Mortgage, the Guaranty or the Indenture,
(iii) the perfection or priority of the Lien of this Mortgage, or (iv) the value or utility of the Mortgaged Property, taken as a whole.

                                ARTICLE II

                        Covenants of the Mortgagor

          Section 2.1 Payment of Indebtedness and Performance of Covenants. The Mortgagor shall (a) duly and punctually pay or cause to be paid each payment of the principal of and interest on the Indebtedness and any prepayments, late charges, premiums and fees provided for in the Inden-ture and all other payment Obligations secured by this Mortgage at the time and in the manner provided in this Mortgage, the Guaranty, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing or the Notes, and (b) duly and punctually perform and observe all of the terms, provisions, conditions, covenants and agreements on the Mortgagor's part to be performed or observed as provided in the Notes, this Mortgage, the Guaranty, the Indenture and each other document or instrument executed or delivered by Mortgagor in connection with any of the foregoing.

          Section 2.2 Maintenance of the Mortgaged Property. (i) The Mortgagor shall maintain the Mortgaged Property in a commercially reasonable manner for the operation thereof and in accordance with the requirements of the Indenture, and shall comply (and shall use commercially reasonable efforts to cause any tenants to comply) with all federal, state and local laws, statutes, regulations, ordinances, rules, codes, rulings, judgments, decrees, orders, injunctions and other requirements of every government or public agency having or claiming jurisdiction over the Mort-gaged Property (and all permits, certificates, consents, licenses, variances, orders, exemptions, approvals and authorizations issued thereby) as the same relate to the Mortgaged Property and the use and occupancy thereof and all covenants, conditions, restrictions, declarations and ease-ments that affect or are binding upon the Mortgaged Property (each, a "Requirement"). The Mortgagor shall permit the Mortgagee to enter upon the Mortgaged Property and inspect the same at all reasonable hours and with reasonable prior notice. The Mortgagor shall not, without the prior written consent of the Mortgagee, threaten, commit, permit or suffer to occur any alterations or changes to the Mortgaged Property or any part thereof other than alterations or changes that do not materially adversely affect the value or utility of the Mortgaged Property; provided, however, that Fixtures owned by the Mortgagor may be removed from the Improvements if such Fixtures are obsolete or if the Mortgagor concurrently therewith replaces the same with items which do not reduce the value or utility of the Mortgaged Property or the Improvements, free of any lien, charge or claim superior to the lien and/or security interest created thereby.

                    (ii) Nothing in this Section 2.2 shall require the Mortgagor to comply with any Requirement so long as (a) the failure so to do shall not otherwise apart from the provisions of this Section 2.2 (i) be an Event of Default under this Mortgage,
     (b) the failure so to do shall not result in the voiding, rescission or invalidation of the certificate of occupancy or any other material license, certificate, permit or registration in respect of the Mortgaged Property essential to the conduct of the Mortgagor's business at the Mortgaged Property, (c) the failure so to do shall not prevent, hinder or materially interfere with the lawful use and occupancy of the Mortgaged Property or any material portion thereof for the use and occupancy which the Mortgagor reasonably determines is most advantageous to its busi-ness, (d) the failure so to do shall not void or invalidate or make unavailable any insurance required by this Mortgage to be maintained by the Mortgagor in respect of the Mortgaged Property and (e) the Mortgagor in good faith and at its own expense shall contest the Requirement or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent (l) the occurrence of any of the events described in the preceding clauses (a) through (d) of this paragraph (ii) and (2) the collection or other realization of any material sums due or payable as a consequence of the Requirement, the sale of any lien arising in respect of the Requirement, and/or the sale or forfeiture of the Mortgaged Property, any part thereof or interest therein, or the sale of any lien connected therewith; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, either establish adequate reserves in accordance with generally accepted accounting principles or provide security reasonably satisfactory to the Mortgagee (in amount and form) assuring the discharge of the Mortgagor's obligations hereunder and of any interest, charge, fine, penalty, fee or expense arising from or incurred as a result of such con-test, and, for purposes herein, the Mortgagee agrees that the deposit of cash or an irrevocable letter of credit drawn on a bank reasonably acceptable to Mortgagee shall be a satisfactory form of security; and provided, further, that if at any time compliance with any obligation imposed upon the Mortgagor by the Requirement shall become necessary to prevent (l) the occurrence of any of the events described in clauses (a) through (d) of this paragraph (ii) or (2) the delivery of a deed conveying the Mortgaged Property or any portion thereof or interest therein because of noncompliance, or the sale of a lien in connection therewith, or (3) the imposition of any material penalty, fine, charge, fee, cost or expense on the Mortgagee, then the Mortgagor shall comply with the Requirement in sufficient time to prevent the occurrence of any such events, the delivery of such deed or the sale of such lien, or the imposition of such material penalty, fine, charge, fee, cost or expense on the Mortgagee.

          Section 2.3 Insurance; Coverage. (i) The Mortgagor shall keep the Mortgaged Property insured against (a) loss and damage by fire, casualty and such other hazards as may be reasonably specified by the Mort-gagee, including, without limitation, those hazards which are covered by the standard extended coverage all-risk insurance policy, (b) damage by vandalism and/or malicious mischief, (c) explosion insurance in respect of any boilers or similar apparatus located on the Mortgaged Property and (d) such other hazards as may be reasonably specified by the Mortgagee. Such insurance shall be on forms and by companies reasonably satisfactory to the Mortgagee. The amounts and coverage limits of each policy of insurance required pursuant to this Section 2.3 shall be sufficient to prevent the Mortgagor or the Mortgagee from becoming a co-insurer of any partial loss under the applicable policies and otherwise satisfactory to the Mortgagee, but in no event less than the actual replacement value of such Mortgaged Property as determined by the Mortgagor in accordance with generally accepted insurance practice and approved by the Mortgagee, or at the Mortgagee's option, which shall be exercised not more frequently than annually, as determined at the Mortgagor's expense by the insurer or an expert appraiser approved by the Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagor shall be permitted to maintain self-insurance for all insurance required to be maintained hereby, provided that such self-insurance is consistent with Mortgagor's prior practice and has been heretofore adequately disclosed to Mortgagee.

                    (ii) The Mortgagor shall maintain in full force liability insurance against claims of bodily injury, death or property damage occurring on, in or about the Mortgaged Property, with policy limits and deductibles in such amounts as from time to time would be maintained by a prudent operator of property similar in use and configuration to the Mortgaged Property and located in the locality where the Mortgaged Property is located (which policy limits and deductibles shall be reasonably satis-factory to the Mortgagee), which policies of insurance shall name the Mortgagee as an additional insured. All insurance policies and endorsements required pursuant to this Section 2.3 shall be fully paid for, nonassessable and contain such provisions (in-cluding, without limitation, inflation guard or replacement cost endorsements) and expiration dates and shall be in such form and amounts and issued by such insurance companies with a rating of "A VIII" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use and as approved by the Mortgagee), or such other companies, as shall be approved by the Mortgagee.

                    (iii) The Mortgagor shall additionally keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and which has been so identified under the Flood Insur-ance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor acts thereto) in amounts reasonably acceptable to the Mortgagee, but in no event more than what is available under such laws.

                    (iv) In all events and without limitation on the foregoing, the Mortgagor will deliver the policy or policies (or true copies or certificates thereof) of all such insurance re-quired under this Mortgage to the Mortgagee, which policy or policies shall be endorsed to name the Mortgagee as a mortgagee-loss payee thereunder, with loss payable to the Mortgagee without contribution or assessment under a New York Standard Mortgagee clause or similar clause, and shall provide the Mortgagee with no less than thirty (30) days' notice from the insurer prior to the expiration, cancellation or termination (for any reason whatsoev-er) of any such policy.

                    (v) Insurance required hereunder may be carried by the Mortgagor pursuant to blanket policies, provided that all other requirements herein set forth are satisfied and that the underlying policy in respect of the Mortgaged Property is deliv-ered to the Mortgagee as herein required. In the event that the Mortgagor fails to keep the Mortgaged Property insured as required hereunder, the Mortgagee may, but shall not be obligated to, obtain insurance and pay the premiums therefor and the Mort-gagor shall, on demand, reimburse the Mortgagee for all sums, advances and expenses incurred in connection therewith and such sums, advances and expenses shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate (as defined in Section 2.13 of this Mortgage) until reimbursed.

          Section 2.4 Insurance; Proceeds. The Mortgagor shall give the Mortgagee prompt notice of any material loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss during the continuance of an Event of Default. The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Property or any part thereof shall be paid over to the Mortgagee to be applied as hereinafter provided. Notwithstanding anything to the contrary contained herein or in any provision of applicable law, the proceeds of insurance policies coming into the possession of the Mortgagee shall not be deemed trust funds.

          Section 2.5 Restoration of the Mortgaged Property. In the event of any material damage or destruction of the Mortgaged Property, or any part thereof, as a result of casualty, condemnation, taking or other cause, the Mortgagor shall give prompt written notice thereof to the Mortgagee.
In the event that the Mortgagee, in accordance with Section 2.6 hereof, makes available to the Mortgagor the insurance proceeds received by it, if any (or in the event of condemnation or taking, the award, if any, arising out of such condemnation or taking), the Mortgagor shall with reasonable promptness commence and diligently continue to perform the repair, restoration and rebuilding of the Mortgaged Property (hereinafter, the "Work") so as to restore the Mortgaged Property in full compliance with all legal requirements and so that the Mortgaged Property shall, to the extent reasonably practicable, be at least equal in value and general utility as it was immediately prior to the damage or destruction. If the Work to be done is materially structural (as reasonably determined by the Mortgagee) or if the cost of the Work, as estimated by the Mortgagee, shall exceed $_________________ (hereinafter, collectively, "Major Work"), the Mortgagor shall, prior to the commencement of the Major Work, furnish to the Mort-gagee for its approval not to be unreasonably withheld or delayed: (i) complete plans and specifications for the Major Work, with reasonably satisfactory evidence of the approval thereof (a) by all governmental authorities whose approval is required for any or all of the Major Work,
(b) by all parties to or having an interest in the leases, if any, of any portion of the Mortgaged Property whose approval is required, and (c) by an architect or reputable contractor or construction manager or engineer satisfactory to the Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the Architect's good faith estimate of the entire cost of completing the Major Work; (ii) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and/or the conduct of the Work; and (iii) such other documents, instruments and certificates as Mortgagee may reasonably request. The Mortgagor shall not be entitled to receive any of the insurance proceeds until the Mortgagor shall have complied with the applicable requirements referred to in this Section 2.5. After commencing any Major Work the Mortgagor shall perform such Major Work diligently and in good faith in accordance with the plans and specifications referred to in this Section 2.5.

          Section 2.6 Restoration; Advances. Insurance proceeds received by the Mortgagee (or, in the case of condemnation or taking, the award therefor) less the cost, if any, to the Mortgagee of recovery of the same and of paying out such proceeds (including reasonable attorneys' fees and expenses and administrative costs), shall be applied by the Mortgagee to reduce the Indebtedness; provided, however, that so long as no Event of Default hereunder has occurred and is continuing, the Mortgagor shall have the right to cause Mortgagee to apply such net insurance proceeds to the payment of the cost of the Work in accordance with the terms of this
Section 2.6. Notwithstanding anything to the contrary contained herein, and so long as no Event of Default hereunder has occurred and is continuing, Mortgagor shall have the right, upon written notice to Mortgagee, to not perform the Work, in which event the net amount of any insurance proceeds received by Mortgagor or Mortgagee (or, in the case of condemnation or taking, the award therefor) shall be either (i) applied to repay the Indebtedness, or (ii) invested in assets related to the business of the Mortgagor, Terex or any of its other Restricted Subsidiaries. If Mortgagor elects (to the extent such an election is permitted hereby) to perform or cause the Work to be performed, and the Work is not Major Work,
insurance proceeds will be paid in a lump sum to the Mortgagor.   If
Mortgagor elects (to the extent such an election is permitted hereby) to perform or cause the Work to be performed, and the Work is Major Work, the proceeds shall be paid out from time to time, but not more often than monthly, to the Mortgagor as said Major Work progresses, but subject to the following conditions:

                    (i)  an Architect shall be in charge of such Major
     Work;

                    (ii) each request for payment shall be made on at least seven (7) days' prior written notice to the Mortgagee and shall be accompanied by (a) a certificate of the chief financial officer or other authorized officer of the Mortgagor specifying the party to whom (and for the account of which) such payment is to be made, (b) copies of lien releases (in form and substance customary and appropriate for the jurisdiction in which the Mortgaged Property is located) from each party to whom payment is to be made, and (c) a certificate of an Architect if an Architect is required under Section 2.5 above, otherwise a certificate of the chief financial officer or other authorized officer of the Mortgagor stating (x) that all of the Work completed has been done substantially in compliance with the approved plans and specifications, if any, required under said Section 2.5, and in accordance with all provisions of law; (y) the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcon-tractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of any such services and materials), and that when added to all sums, if any, previously paid out by the Mort-gagee does not exceed the cost of the Work done to the date of such certificate and (z) that the amount of such proceeds re-maining in the hands of the Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Mortgagee may require an estimate of the cost of such completion) or that, if the proceeds are inadequate, that a sufficient reserve has been created in accordance with generally accepted accounting principles to provide for the payment of such deficiency;

                    (iii) each request for payment shall be accom-panied by sworn statements and partial or final waivers of liens, as may be appropriate, or if unavailable, lien bonds, satisfacto-ry to the Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by a title insurance company or a licensed abstractor reasonably satisfactory to the Mortgagee or by other evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Mortgaged Property any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not dis-charged of record and that there exist no encumbrances on or affecting the Mortgaged Property (or any part thereof) other than Permitted Liens;

                    (iv) no Event of Default shall have occurred and be continuing; and

                    (v) the request for any payment after the Work has been completed shall be accompanied by certified copies of all certificates, permits, licenses, waivers and/or other docu-ments required by law which are customarily issued in the state and municipality in which the Mortgaged Property is located (or pursuant to any agreement binding upon the Mortgagor or affecting the Mortgaged Property or any part thereof) to render occupancy or use of the Mortgaged Property legal.

          Upon completion of any Work and payment in full therefor, and provided that no Event of Default has occurred and is continuing, the Mort-gagee shall deliver any excess proceeds to the Mortgagor; provided, however, that nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any Event of Default.

          Section 2.7 Restoration by the Mortgagee. Without limitation on the foregoing, in the event the Mortgagee, in accordance with the provisions of Section 2.6 hereof, is making available to the Mortgagor insurance proceeds (if any) recovered by the Mortgagee, and if there is an Event of Default which is continuing, then in addition to all other rights herein set forth and notwithstanding anything to the contrary contained herein, the Mortgagee, or any lawfully appointed receiver of the Mortgaged Property, may at its option after giving the Mortgagor ten (10) days' written notice of such Event of Default, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as it deems reasonably advisable to perform such repair, restoration and rebuilding, and upon twenty-four (24) hours' prior written notice to the Mortgagor, the Mortgagee may enter upon the Mortgaged Property to the extent reasonably necessary or appropriate for any of the foregoing purposes, and the Mortgagor hereby waives, for the Mortgagor and all others holding under the Mortgagor, any claim against the Mortgagee and/or such receiver arising out of anything done by the Mortgagee or such receiver pursuant hereto, and the Mortgagee may, at its option, apply insurance proceeds, if any (without the need by the Mortgagee to fulfill any other requirements of this Mortgage), to reimburse the Mortgagee and/or such receiver for all amounts expended or incurred by either of them in connec-tion with the performance of such Work, and any excess costs shall be paid by the Mortgagor to the Mortgagee upon demand, and such payment of excess costs shall be deemed part of the Indebtedness secured hereby and shall bear interest at the Default Rate until paid.

          Section 2.8  Intentionally Deleted.

          Section 2.9  Taxes and Other Charges.

                    (i) The Mortgagor shall pay and discharge by the last day payable without penalty or premium all taxes of every kind and nature, water rates, sewer rents and assessments, levies, permits, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (excluding any taxes in the nature of income taxes). To the extent any such items are payable in installments, the Mortgagor may elect to pay any such item in installments, but each payment shall be made before any penalty accrues. The Mortgagor shall exhibit to the Mortgagee within a reasonable period of time after request and after the same are required to be paid as specified herein, validated receipts or other evidence reasonably satisfactory to the Mort-gagee showing the payment of such taxes, assessments, water rates, sewer rents, levies, fees and/or other charges. Should the Mortgagor default in the payment of any of the foregoing taxes, assessments, water rates, sewer rents, levies, fees or other charges, the Mortgagee may, but shall not be obligated to, pay the same or any part thereof and the Mortgagor shall reim-burse the Mortgagee for all amounts so paid and such amounts shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed.

                    (ii) Nothing in this Section 2.9 shall require the payment or discharge of any obligation imposed upon the Mortgagor by subsection (i) of this Section 2.9 so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon, the sale of the lien thereof and the sale or forfeiture of the Mortgaged Property or any part thereof, to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, establish reserves in accordance with generally accepted accounting principles or deposit cash or an irrevocable letter of credit drawn on a bank reasonably acceptable to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon the Mortgagor by subsection (i) of this Section 2.9 shall become necessary to prevent the delivery of a tax deed or similar instrument conveying the Mortgaged Property or any portion thereof or the sale of the tax lien therefor because of non-pay-ment, or the imposition of any penalty, which is not reserved or secured against, or cost on the Mortgagee not paid by the Mortgagor, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or the sale of such lien, or the imposition of such penalty or cost on the Mortgagee.

                    (iii) The Mortgagor shall pay when due all (a) premiums for fire, hazard and other insurance required to be maintained by the Mortgagor on the Mortgaged Property pursuant to the terms of Section 2.3 hereof, (b) title insurance premiums, if any, relating to the insurance to be obtained on the Mortgaged Property in connection with this Mortgage, and (c) any and all other costs, expenses and charges expressly required to be paid hereunder.

          Section 2.10  Mechanics' and Other Liens.

                    (i) To the extent that the following are not Permitted Liens, within sixty (60) days from the date of the filing of any such Lien, the Mortgagor shall pay, bond or dis-charge of record, from time to time, forthwith, all Liens on the Mortgaged Property or any part thereof, and, in general, the Mortgagor forthwith shall do, at the cost of the Mortgagor and without expense to the Mortgagee, everything necessary to fully preserve the first priority Lien of this Mortgage. In the event that the Mortgagor fails in a timely manner to make payment in full of, bond or discharge, any such Liens, as required under the preceding sentence, the Mortgagee may, but shall not be obligated to, make payment, bond, or discharge such Liens, in order fully to preserve the Lien of this Mortgage and the collateral value of the Mortgaged Property, and the Mortgagor shall reimburse the Mortgagee for all sums so expended and such sums shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed.

                    (ii) Nothing in this Section 2.10 shall require the payment or discharge of any obligation imposed upon the Mortgagor by subsection (i) of this Section 2.10 so long as the Mortgagor shall bond or discharge any Lien on the Mortgaged Property arising from such obligation or in good faith and at its own expense contest the same or the validity thereof by appro-priate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon, the sale of the Lien thereof and the sale or forfeiture of the Mort-gaged Property or any part thereof, to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, either (at the option of the Mortgagor) establish an adequate reserve in accordance with generally acceptable accounting principles or provide security satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest, which security can take the form of cash or an irrevocable letter of credit drawn on a bank reasonably acceptable to the Mortgagee; and provided, further, that if at any time payment of any obli-gation imposed upon the Mortgagor by subsection (i) of this
     Section 2.10 shall become necessary (a) to prevent the sale or forfeiture of the Mortgaged Property or any portion thereof because of non-payment, or (b) to protect the Lien of this Mort-gage, then the Mortgagor shall pay the same in sufficient time to prevent the sale or forfeiture of the Mortgaged Property or to protect the Lien of this Mortgage, as the case may be.

          Section 2.11 Condemnation Awards. The Mortgagor, immediately upon obtaining knowledge in any manner of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof which could have a Material Adverse Effect, will notify the Mortgagee of such proceedings. The Mortgagee may participate in any such proceedings, and the Mortgagor from time to time will deliver to the Mortgagee all instruments requested by it to permit such participation.
The Mortgagor and the Mortgagee shall both act reasonably and expeditiously in connection with such proceedings. All awards and compensation payable to the Mortgagor as a result of any condemnation or other taking or purchase in lieu thereof of the Mortgaged Property or any part thereof are hereby assigned to and shall be paid to the Mortgagee, and shall be treated in accordance with the provisions of Sections 2.5 and 2.6 hereof. The Mortgagor hereby authorizes the Mortgagee to collect and receive such awards and compensation, to give proper receipts and acceptances therefor and to apply the same in accordance with the provisions of Sections 2.5 and
2.6 of this Mortgage. The Mortgagor, upon request by the Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any Liens, charges or encumbrances of any kind or nature whatsoever.

          Notwithstanding anything to the contrary in this Section 2.11, the Mortgagor shall continue to pay the Indebtedness and perform the Obligations at the time and in the manner provided for in the Notes, the Security Documents and the Indenture. If the Mortgaged Property or any portion thereof is sold, through foreclosure or otherwise, prior to the re-ceipt by the Mortgagee of such payment, the Mortgagee shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied, to receive said payment, or a portion thereof sufficient to pay the Indebtedness, whichever is less. The Mortgagor shall file and prosecute its claim or claims for any such payment in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee, in the name of the Mortgagor or otherwise, to collect and give receipt for any such payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Mort-gagee, make, execute and deliver any and all assignments and other instru-ments sufficient for the purpose of assigning any such payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatso-ever.

          Section 2.12 Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding the Mortgagee is made a party or in which it becomes necessary to defend or uphold the first priority Lien of this Mortgage, the Mortgagor shall reim-burse the Mortgagee for all reasonable expenses (including, without limita-tion, reasonable attorneys' fees and expenses) incurred by the Mortgagee in any such action or proceeding and such expenses shall be deemed a part of the Indebtedness secured hereby and shall bear interest at the Default Rate until reimbursed. To the extent the subject of the action is covered by title insurance, the Mortgagee may be defended by the title insurance counsel reasonably satisfactory to it; if otherwise covered by insurance, the Mortgagee may be defended by counsel for the insurance company reason-ably satisfactory to the Mortgagee. Notwithstanding the foregoing, in an action not covered by insurance, the Mortgagor may defend with counsel reasonably satisfactory to the Mortgagee.

          Section 2.13 Additional Advances and Disbursements. The Mortgagor shall pay by the last day payable without premium or penalty all payments and charges on all liens, encumbrances, ground and other leases and security interests which affect or may affect or attach or may attach to the Mortgaged Property, or any part thereof, and in default thereof, the Mortgagee shall have the right, but shall not be obligated, to pay upon notice to the Mortgagor, if practicable in order fully to preserve the first priority Lien of this Mortgage and the collateral value of the Mort-gaged Property, such payments and charges and the Mortgagor shall reimburse the Mortgagee for any amounts so paid. In addition, upon the occurrence of any material default of the Mortgagor in the performance of any other terms, covenants, conditions or obligations by it to be performed hereunder or under any such Lien, encumbrance, lease or security interest and after the expiration of all applicable notice and cure periods, if any, the Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Mortgagor. All sums advanced and reasonable expenses incurred at any time by the Mortgagee pursuant to this
Section 2.13 or as otherwise provided under the terms and provisions of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expenses incurred, to and including the date of reimbursement, computed at an interest rate per annum (the "Default Rate") at all times equal to the highest default rate provided in the Indenture, but in no event to exceed the maximum rate allowed by law. All interest payable hereunder shall be computed on the basis of a 360-day year over the actual number of days elapsed. Any such amounts advanced or in-curred by the Mortgagee, together with the interest thereon, shall be payable on demand, shall, until paid, be secured by this Mortgage as a Lien on the Mortgaged Property and shall be deemed a part of the Indebtedness.

          Section 2.14 Costs of Enforcement. The Mortgagor agrees to bear and pay all expenses (including, without limitation, reasonable attorneys' fees and expenses) of or incidental to (i) the enforcement of any provision hereof, (ii) the enforcement of this Mortgage, the Notes, the Security Documents, the Indenture and for the curing thereof, (iii) subject to
Section 2.12 hereof, defending the rights and claims of the Mortgagee in respect of this Mortgage, the Notes, the Indenture and/or the Security Documents, by litigation or otherwise, and (iv) the appointment of a receiver or receivers as hereinafter contemplated. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concur-rently. Notwithstanding anything herein contained to the contrary, the
Mortgagor: (i) HEREBY WAIVES TRIAL BY JURY; and, to the fullest extent allowed by law, (ii) shall not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor (b) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (iii) hereby expressly waives all benefit or advantage of any such law or laws; and (iv) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Mort-gagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property or any part thereof marshalled upon any foreclosure hereof. The appraisement of the Mortgaged Property is hereby expressly waived or not waived at the option of the Mortgagee, its successors or assigns, such option to be exercised prior to or at the time judgment is rendered in any foreclosure hereof.

          Section 2.15 Filing Charges, Recording Fees, Taxes, etc. The Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Mortgagee by reason of its interest in the Mortgaged Property and this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any interest of the Mortgagor in and to any fixture or personal property at the Mortgaged Property or any instrument of further assurance, other than income, franchise, succession, inheritance, business and similar taxes, and shall pay all other taxes, if any, required to be paid on the debt evidenced by the Notes. In the event the Mortgagor fails to make such payment within ten (10) days after written notice thereof to the Mortgagor, then the Mortgagee shall have the right, in its sole discretion, to elect either to (i) declare the entire Indebtedness immediately due and payable or (ii) to pay the amount due, and the Mortgagor shall reimburse the Mortgagee for said amount, together with interest thereon computed at the Default Rate.

          Section 2.16 Restrictive Covenants and Leasing Requirements. Promptly following the execution hereof, Mortgagor shall deliver a notice, in form and substance reasonably satisfactory to Mortgagee, to all existing tenants or other occupants of the Mortgaged Property, which notice shall indicate that this Mortgage has been executed and, subject to the terms
hereof, all Leases have been assigned to Mortgagee.   Mortgagor shall not
hereafter execute or permit to be executed any lease or other occupancy agreement, whether singly or in a series of transactions, for all or substantially all of the Mortgaged Property, without first delivering to Mortgagee a subordination and attornment agreement to and for the benefit of Mortgagee in form and substance reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, the Mortgagor shall be permitted, without the delivery of a separate subordination and attornment agreement, to lease up to one-half of the Mortgaged Property, provided (i) such lease is to a bona fide third-party tenant on commercially reasonable terms, (ii) Mort-gagor gives notice to the Mortgagee of such lease, or any such amendment, modification or extension thereof with a copy thereof, and (iii) Mortgagor gives prior written notice of this Mortgage to the tenant or other occupant under any such lease, amendment, modification or extension.

          Section 2.17 Assignment of Rents. The Mortgagor hereby absolutely, presently and unconditionally assigns to the Mortgagee, as fur-ther security for the payment of the Indebtedness and performance of the Obligations, all of its interest in the rents, issues and profits of the Mortgaged Property, together with its interest in all Leases of all or any portion thereof and other documents evidencing such rents, issues and profits now or hereafter in effect and its interest in any and all deposits held as security under any such Leases, and shall deliver to the Mortgagee a true and correct copy of an executed counterpart of each such Lease or other material documents to which it is a party and which affects the Mort-gaged Property. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or other document or otherwise to impose any obligation on the Mortgagee, including, without limitation, any liability under the covenants contained in any such Lease. To the fullest extent permitted by applicable laws, the Mortgagor hereby grants to the Mortgagee the present right (i) to collect and receive any and all rents, issues and profits and to enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings (or any other proceedings of the Mortgagee's selection) any tenant defaulting in the payment thereof to the Mortgagee, (iii) to let the Mortgaged Property, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses (including, without limitation, costs of required maintenance and operation of the Mortgaged Property, costs of collection, default associated charges, past due interest and late charges and similar charges and expenses) , on account of the Indebtedness. This Mortgage constitutes and evidences the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Mortgaged Property by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have a revocable license to collect and receive said rents, issues and profits and to otherwise manage the Mortgaged Property, including, without limitation, a revocable license to exercise the rights granted to Mortgagee pursuant to subsections (i), (ii),
(iii) and (iv) above. If an Event of Default shall have occurred and be continuing, any rental or other income from the Mortgaged Property received by the Mortgagor shall be deemed to be received by the Mortgagor in trust for the Mortgagee and shall be paid over to the Mortgagee immediately upon receipt by the Mortgagor. This license of the Mortgagor to collect and re-ceive said rents, issues and profits shall be automatically revoked without the requirement of any action by the Mortgagee upon the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Mortgagor hereby ap-points the Mortgagee as its attorney-in-fact, coupled with an interest, to receive and collect all rent, additional rent and other sums due under the terms of each Lease to which the Mortgagor is a party and to direct any such tenant, by written notice or by mail or in person to the Mortgagee.
If an Event of Default shall have occurred and be continuing, Mortgagee may, without thereby becoming or being deemed a mortgagee in possession or incurring any liability under any Lease, notify any lessee, tenant, conces-sionaire, licensee or other occupant of all or any part of the Mortgaged Property to pay all rental or other income payable by it, him or her to the Mortgagee and all such rental and other income shall thereafter be paid di-rectly to the Mortgagee until the Mortgagee agrees otherwise. If an Event of Default has occurred and is continuing, to facilitate the Mortgagee's collection of rental and other income, the Mortgagor hereby irrevocably authorizes and empowers the Mortgagee to endorse on behalf of the Mortgagor and in the Mortgagor's name all checks and other instruments received by the Mortgagee as payment of rental or other income. The Mortgagee shall apply to the Indebtedness the net amount (after deducting all costs and expenses, including attorneys' fees and expenses, incident to the collec-tion thereof, and after deducting all costs and expenses of operation, maintenance and repairs of the Mortgaged Property) of any such rental or other income received by it.

          Section 2.18 Transfer Restrictions. Except as either permitted or not prohibited by the provisions of Section 4.10 of the Indenture, the Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, transfer, convey, assign or sublet all or any part of the Mortgaged Property or the leases and rents affecting the Mortgaged Property or any other interest in the Mortgaged Property or such leases and rents or suffer any of the foregoing to occur involuntarily or by operation of law or otherwise. In the event of a sale, transfer or other conveyance of any of the Mortgaged Property permitted by this section, Mortgagee shall, subject to the terms of Section 10.3 of the Indenture, at the sole cost and expense of Mortgagor, execute such documents as Mortgagor shall reasonably request to evidence the release of the Lien of this Mortgage with respect to such Mortgaged Property.

          Section 2.19 Indemnity. The Mortgagor agrees that it shall indemnify, defend and hold harmless the Mortgagee from and against all loss, liability, obligation, claim, damage, penalty, cause of action, cost and expense, including, without limitation, any assessments, levies, impo-sitions, judgments, reasonable attorneys' fees and disbursements, cost of appeal bonds and printing costs, imposed upon or incurred by or asserted against the Mortgagee by reason of (a) ownership of this Mortgage (other than taxes, if any, in the nature of income taxes imposed on the Mortgagee as the result of its ownership of this Mortgage); (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property (except to the extent the same shall be caused by the Mortgagee's own gross negligence or willful misconduct); (c) any use, non-use or condition of the Mortgaged Property (except to the extent the same shall be caused by the Mortgagee's own gross negligence or willful misconduct); (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof for maintenance or otherwise; (e) the imposition of any mortgage, real estate or governmental tax incurred as a result of this Mortgage or the Notes, other than income, franchise, succession, inheri-tance, business and similar taxes payable by the Mortgagee, or (f) any violation or alleged violation by the Mortgagor of any law. Any amounts payable under this Section 2.19 shall be immediately due and payable without demand, shall be deemed a part of the Indebtedness secured hereby, and until paid shall bear interest at the Default Rate. If any action is brought against the Mortgagee by reason of any of the foregoing occur-rences, the Mortgagor will have the right to defend and resist such action, suit or proceeding, at the Mortgagor's sole cost and expense by counsel reasonably approved by the Mortgagee. The Mortgagor's obligations under this Section 2.19 shall survive any change in law, the payment in full of the Indebtedness, any discharge, release or satisfaction of this Mortgage and/or the delivery of one or more deeds in lieu of foreclosure with respect to this Mortgage.

          Section 2.20  Security Interest in Fixtures.

                    (i) As provided in the granting clauses herein-above, this Mortgage shall constitute a security agreement and shall create and evidence a security interest in all Fixtures in which a security interest or lien may be granted or a common law pledge created pursuant to the UCC as in effect in the state in which the Mortgaged Property is located or under common law in such state, which security interest is hereby granted to Mortgagee as "secured party" (as such term is defined in the UCC), securing the Indebtedness and the Obligations of the Mortgagor hereunder and upon recordation in the real property records of the County in which the Mortgaged Property is located, shall constitute a "fixture filing" within the meaning of Article 9 of the UCC creating a perfected security interest in all fix-tures now or hereafter located upon the Mortgaged Property. The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security instrument evidencing or perfecting the Lien hereof in the Fixtures, and each instrument of further assurance, including, without limitation, UCC financing state-ments and continuation statements, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect, preserve and protect the lien hereof upon the Mort-gaged Property. The Mortgagor hereby appoints and authorizes the Mortgagee to act on behalf of the Mortgagor upon the Mortgagor's failure to comply with the provisions of this Section 2.20.

                    (ii) To the extent the mortgage foreclosure laws of the state in which the Mortgaged Property is located do not provide for foreclosure against some or all of the Fixtures, upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III hereof, the Mortgagee shall have the power to foreclose the Mortgagor's right of redemption in the Fixtures by sale of the Fixtures in accordance with the UCC as enacted in the state in which the Mortgaged Property is located or under other applicable law in such state. It shall not be necessary that any Fixtures offered be physically present at any such sale or constructively be in the possession of the Mortgagee or the person conducting the sale. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may sell the Fixtures or any portion thereof at public or private sale with notice to the Mortgagor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of the Mortgagee in taking, storing, repairing and selling the Fixtures or any part thereof (including, without limitation, attorneys' fees and expenses) shall be applied in the manner set forth in
     Section 3.2 hereof. At any sale, public or private, of the Fixtures or any part thereof, the Mortgagee may purchase any or all of the Fixtures offered at such sale.

                    (iii) The Mortgagee shall give Mortgagor notice of any sale of the Fixtures or any portion thereof pursuant to the provisions of this Section 2.20. Any such notice shall conclusively be deemed to be effective if such notice is mailed at least ten (10) business days prior to any sale, by first class or certified mail, postage prepaid, to the Mortgagor at its address determined in accordance with the provisions of Section
     4.3 hereof.

          Section 2.21 Compliance with Agreements. The Mortgagor shall timely comply and perform all of the obligations imposed upon it by the Notes, the Indenture and the Security Documents.

          Section 2.22 Environmental. Except as could not, singly or in the aggregate, have a Material Adverse Effect:

                    (i) Mortgagor (a) has obtained all Permits that are required with respect to the operation of the Mortgaged Property under the Environmental Laws (as defined below) and is in compliance with all terms and conditions of such required Permits, and (b) is in compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                    (ii) no portion of or interest in the Mortgaged Property is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and Mortgagor has not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                    (iii) no underground storage tank or other under-ground storage receptacle, or related piping, is located on the Mortgaged Property;

                    (iv) there have been no releases (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the best of Mortgagor's knowledge after due inquiry, off-site) of Hazardous Materials (as defined below) by Mortgagor or, to the best of Mortgagor's knowledge after due inquiry, any predecessor in interest, or any person or entity whose liability for any release of Hazardous Materials, Mortgagor or any of its affili-ates has retained or assumed either contractually or by operation of law at, on, under, from or into any portion of the Mortgaged Property;

                    (v) neither Mortgagor nor any person or entity whose liability Mortgagor or any of its affiliates has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law, and there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investi-gation, proceeding, notice or demand letter pending or, to the best of their knowledge after due inquiry, threatened against any of them under any Environmental Law;

                    (vi) there are no events, activities, practices, incidents or actions or, to the best of Mortgagor's knowledge after due inquiry, conditions, circumstances or plans that may interfere with or prevent compliance by Mortgagor with any Envi-ronmental Law, or that may give rise to any liability under any Environmental Laws; and

                    (vii) in the ordinary course of its businesses, Mortgagor conducts a periodic review of the effect of Environ-mental Laws on the business, operations and properties of Mortgagor in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third par-
     ties). On the basis of such review, Mortgagor has reasonably concluded that such associated costs and liabilities could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on Mortgagor, taken as a whole.

          "Environmental Laws" means all Applicable Laws, now or hereafter in effect, relating to pollution or protection of human health or the envi-ronment, including, without limitation, laws relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil production activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances regulated by any Environmental Law (collec-tively referred to as "Hazardous Materials"), into the environment (in-cluding, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (2) the manufacture, processing, distribu-tion, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (3) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases there-from.

                                ARTICLE III

                           Default and Remedies

          Section 3.1 Events of Default. The following shall each constitute an "Event of Default" under this Mortgage:

                    (i) the occurrence of any Event of Default under the Notes, the Indenture, the Guaranty or any of the Security Documents;

                    (ii)  if the Mortgagor shall fail to make any
     other payment required by this Mortgage within ten (10) days after written notice thereof to the Mortgagor by the Mortgagee;

                    (iii) if any representation or warranty contained herein shall be false or incorrect in any material respect when made; or

                    (iv) if the Mortgagor fails to keep, observe and/or perform any of the other covenants, conditions, Obligations or agreements contained in this Mortgage, and such default continues for a period of thirty (30) days after written notice to the Mortgagor by the Mortgagee; provided, however, that it shall not be an Event of Default hereunder if the default is such that cannot reasonably be cured within 30 days and the Mortgagor commences to cure the default within such thirty-day period, diligently pursues a cure, and cures such default within 120 days from the date of the initial written notice of default thereof to the Mortgagor by the Mortgagee.

          Section 3.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may:

                    (i) in addition to any rights or remedies avail-able to it hereunder, take such action as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting any of the other rights and remedies of the Mortgagee:
     (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) after accelerating the Indebtedness, to the extent permitted by law, immediately enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess the Mortgagor and its agents and ser-vants there-from, and at once take possession of the Mortgaged Property, and thereupon the Mortgagee may (a) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (b) complete any construction on the Mortgaged Property in such manner and form as the Mortgagee deems advisable; (c) make such alterations, additions, renewals, replacements and improvements to or on the Improvements and the balance of the Mortgaged Property necessary or advisable as determined by the Mortgagee to continue to operate the business;
     (d) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (e) apply the receipts from the Mortgaged Property to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, as-sessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of the Mortgagee, its counsel, agents and employees; or (3) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or credit in one or more parcels; or (4) with or without entry and, to the extent permitted, and pursuant to the procedures provided by applicable law, institute proceedings for the foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the Lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Indebtedness not then due; or
     (5) institute an action, suit or proceeding in equity for the specific performance of any covenants, condition or agreement contained herein; or (6) recover judgment on the Notes or any guaranty either before, during or after or in lieu of any proceedings for the enforcement of this Mortgage; or (7) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor, any guarantor or of any person, firm or other entity liable for the payment of the Indebtedness or performance of the Obligations to which appointment the Mortgagor does hereby consent; or (8) to the extent permitted by applicable law, to proceed under the POWER OF SALE granted herein and sell the Mortgaged Property or any part thereof to the extent permitted and pursuant to the procedures provided by the laws of the State in which the Mortgaged Property is located, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such time and place, upon such terms and after such notice thereof as may be required by applicable law or (9) pursue such other remedies as the Mortgagee may have under applicable law.

                    (ii) In addition to any other remedies available to the Mortgagee hereunder or at law or in equity, the Mortgagor hereby confers unto the Mortgagee a power of sale for the Mort-gaged Property exercisable upon an Event of Default under this Mortgage and agrees that the Mortgagee, at its option, may proceed under this power of sale pursuant to the applicable procedures provided therefor by the laws of the State in which the Mortgaged Property is located or foreclose this Mortgage as provided by such laws. The Mortgagor represents and warrants that the Mortgaged Property is not the Mortgagor's homestead and that the Indebtedness is not an extension of credit made pri-marily for agricultural purposes.

          Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the applicable requirements provided therefor by the laws of the State in which the Mortgaged Property is located shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with such requirements in effect at the time of such sale, notwithstanding any other provision contained in this Mortgage to the contrary. The proceeds of any sale of the Mortgaged Property pursuant to the power of sale herein granted shall be applied in accordance with such requirements in effect at the time of such sale.

                    (iii) The proceeds of any sale made under or by virtue of this Article III, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied:

                    First: To the payment of the costs and expenses of any such sale, or the costs and expenses of entering upon, taking possession of, removing from, holding, operating and/or managing the Mortgaged Property or any part thereof, as the case may be, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Default Rate as provided herein on all advances made by the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                    Second:  In accordance with the provisions of Section
          6.10 of the Indenture.

The Mortgagee and any receiver of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

                    (iv) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                    (v) Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Article III, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instru-ments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mort-gaged Property and rights so sold and for that purpose the Mort-gagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article III, whether made under the POWER OF SALE herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same or any part thereof from, through or under the Mortgagor.

                    (vi) In the event of any sale made under or by virtue of this Article III (whether made under the POWER OF SALE provided for herein or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in any Note, the Indenture, any of the Security Documents or in this Mortgage to the contrary notwith-standing, become due and payable.

                    (vii) Upon any sale made under or by virtue of this Article III (whether made under the POWER OF SALE provided for herein or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof or interest therein and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebted-ness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action (including attorneys' fees and expenses) and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

                    (viii) No recovery of any judgment by the Mort-gagee and no levy of an execution under any judgment upon the Mortgaged Property or any part thereof or upon any other property of the Mortgagor shall effect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of the Mortgagee hereunder, but such Liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

          Section 3.3 Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity of the Indebtedness as provided herein, if, at any time prior to foreclosure sale, the Mortgagor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and/or the Indenture or the Security Documents or the Notes and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium and/or fee required under the prepayment provision, if any, contained herein or in the Notes, the Security Documents and/or the Indenture. This provision shall be of no force or effect if at the time that such tender of payment is made, the Mortgagor has the right under this Mortgage, the Security Documents, the Indenture or the Notes to prepay the Indebtedness without penalty or premium.

          Section 3.4  Intentionally Omitted.

          Section 3.5 Mortgagor's Actions After Default. Effective after the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Notes, the Indenture, the Guaranty, the Security Docu-ments or this Mortgage, the Mortgagor hereby (i) waives the issuance and service of process in any such action, suit or proceeding, provided, however, that notice of such process is given to Mortgagor in accordance with Section 4.3 hereof, (ii) waives the right to trial by jury and (iii) if required by the Mortgagee, consents to the appointment of a receiver or receivers with respect to the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.

          Section 3.6 Control by Mortgagee After Default. Upon and following the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagee shall be entitled to possession and control of all property now and hereafter covered by this Mortgage, and shall not be deemed to be a mortgagee-in-possession as a result thereof.

                                ARTICLE IV

                               Miscellaneous

          Section 4.1 Credits Waived. The Mortgagor will not claim or demand or be entitled to any credit or credits against the Indebtedness for so much of the taxes assessed against the Mortgaged Property or any part thereof, as is equal to the tax rate applied to the amount due on this Mortgage or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Mortgaged Property or any part thereof by reason of this Mortgage or the payment of the Indebtedness and the performance of the Obligations secured hereby.

          Section 4.2 No Releases. The Mortgagor agrees, that in the event the Mortgaged Property or any part thereof or interest therein is sold pursuant to the prior written consent of the Mortgagee as provided herein, and the Mortgagee enters into any agreement with the then owner of the Mortgaged Property extending the time of payment of the Indebtedness or performance of the Obligations, or otherwise modifying the terms hereof, the Mortgagor shall continue to be liable to pay the Indebtedness and perform the Obligations according to the tenor of any such agreement unless expressly released and discharged in writing by the Mortgagee.

          Section 4.3 Notices. All notices, requests, demands and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or overnight air courier guaranteeing next day delivery and shall be deemed to be delivered for purposes of this Mortgage when delivered in person, upon acknowledged receipt if delivered by telecopy or telex, or five (5) business days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed, and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties at their respective addresses (or to their respective telex or telecopier numbers) indicated below:

If to Mortgagor:

Clark Material Handling Company
c/o Terex Corporation
500 Post Road East
Westport, Connecticut  06880
Attention:  Marvin Rosenberg, Esq.

If to the Mortgagee:

United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attn:  Corporate Trust Department

          Section 4.4 Binding Obligations. The provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Mortgagor and shall inure to the benefit of the Mortgagee, subsequent holders of this Mortgage, and the respective successors and assigns of the foregoing. For the purpose of this Mortgage, the term "Mortgagor" shall include and refer to the Mortgagor named herein, any subsequent owners of the Mortgaged Property (or any part thereof or interest therein), and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all of their undertakings hereunder shall be deemed to be joint and several.

          Section \CO Legal Construction. The creation of this Mortgage, the perfection of the lien or security interest thereof in the Mortgaged Property, and the rights and remedies of the Mortgagee with respect to the Mortgaged Property, as provided herein and by the laws of the state wherein the Mortgaged Property is located, shall be governed by and construed in accordance with the internal laws of the state wherein the Mortgaged Property is located without regard to principles of conflict of law. Otherwise, to the extent permitted by applicable law, this Mortgage, the Notes, the Security Documents, the Indenture and all other obligations of the Mortgagor (including, without limitation, the liability of the Mortgagor for any deficiency following a foreclosure of all or any part of the Mortgaged Property) shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered. Nothing in this Mortgage, the Notes, the Indenture or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty or forfeiture under applicable law. All agreements between the Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned under the Indenture, the Security Documents, the Notes or any related document, or for the payment or performance of any covenant or obligation contained herein, in the Indenture, the Security Documents or in the Notes exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount shall be applied to the reduction of the principal amount owing in respect of the Indebtedness and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of principal and any other amounts due hereunder or under the Notes, the Indenture or any of the Security Documents, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of such sums so that the actual rate of interest on account of such princi-pal amounts is uniform throughout the term hereof.

          Section 4.6 Captions. The captions of the Sections of this Mortgage are for the purpose of convenience only and are not intended to be a part of this Mortgage and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

          Section 4.7 Further Assurances. The Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Mortgagor, such further acts, deeds, documents, instruments, conveyances, mortgages, assignments, estoppel certificates, financing statements, fixture filings, continuation statements, notices of assignment, transfers and assurances as the Mortgagee may reasonably require from time to time in order to assure, convey, grant, assign, transfer and confirm unto the Mort-gagee the rights now or hereafter intended to be granted to the Mortgagee under this Mortgage, any other instrument executed in connection with this Mortgage or any other instrument under which the Mortgagor may be or may hereafter become bound to convey, mortgage or assign to the Mortgagee for carrying out the intention of facilitating the performance of the terms of this Mortgage. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this Section 4.7 and this power, being coupled with an interest, shall be irrevocable as long as any part of the Indebtedness remains unpaid or any Obligations remain unperformed, provided, however, that the Mortgagee shall not exercise its powers as attorney-in-fact without giving Mortgagor five (5) days' prior written notice of its intention to do so.

          Section 4.8 Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction, person or entity or circumstance be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provi-sions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other person or entity or circum-stance.

          Section 4.9  General Conditions.

                    (i) All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of any other appli-cable law. To the extent any specific provision of this Mortgage and the provisions of any applicable law conveying any beneficial rights to either party directly conflict, the terms of this Mortgage shall control.

                    (ii) This Mortgage cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

                    (iii) No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment (other than a monetary payment in cure of a monetary default) after the occurrence of an Event of Default shall not be deemed a waiver of or a cure of such Event of Default and every power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this Mortgage or in the Notes shall limit or diminish the obligation of the Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                    SSFI No waiver by the Mortgagee or the Mortgagor shall be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Mortgaged Property shall not constitute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments.

                    (v) The Mortgagee shall have the right to appear in and defend any action or proceeding, in the name and on behalf of the Mortgagor which the Mortgagee in its discretion determines may adversely affect the Mortgaged Property or this Mortgage, provided, however, that the Mortgagor shall have the right to defend any such action with counsel reasonably acceptable to the Mortgagee. In the event that any such action or proceeding is one covered by title insurance, defense thereof may be made by counsel to the title company; if the proceeding is one covered by insurance, defense thereof may be made by counsel to the insurance company; notwithstanding the foregoing, if the action is one not covered by insurance, the Mortgagor shall defend such action with counsel reasonably satisfactory to the Mortgagee.
     The Mortgagee shall also have the right, upon reasonable prior notice to Mortgagor (except in the case of an emergency or other imminent danger to the Mortgaged Property or Mortgagee's interest therein, in which event no prior notice shall be required), to institute any action or proceeding which the Mortgagee in its reasonable discretion determines should be brought to protect its interest in the Mortgaged Property or its rights hereunder. All costs and expenses incurred by the Mortgagee in connection with any such action or proceedings, including, without limitation, attorneys' fees and expenses shall be paid by the Mortgagor and shall be secured by this Mortgage.

                    (vi) In the event of the passage after the date of this Mortgage of any law of any governmental authority having jurisdiction hereof or of the Mortgaged Property, deducting from the value of land for the purpose of taxation, affecting any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Mortgage, the Mortgagor shall prompt-ly pay to the Mortgagee, on demand, all taxes, costs and charges for which the Mortgagee is or may be liable as a result thereof; provided that if said payment shall be prohibited by law, render the Notes usurious or subject the Mortgagee to any penalty or forfeiture, then and in such event the Indebtedness shall, at the option of the Mortgagee, be immediately due and payable.

                    (vii) The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact in connection with the personal property and fixtures covered by this Mortgage, where permitted by law, to file on its behalf any financing statements or other statements in connection therewith with the appropriate public office signed by the Mortgagee, as secured party. This power being coupled with an interest, shall be irrevocable so long as any part of the Indebtedness remains unpaid.

          Section 4.10 Multistate Real Estate Transaction. The Mortgagor acknowledges that this Mortgage is one of a number of other mortgages, deeds of trust and assignments of leases and rents and other security documents (hereinafter collectively the "Other Security Documents") which secure the payment of the Indebtedness and performance of the Obligations in whole or in part. The Mortgagor agrees that the lien of this Mortgage shall, subject to the terms hereof, be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatso-ever of the Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantors upon any of the Indebtedness or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any of the Indebtedness or any collateral or security therefor. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surren-der, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the Indebtedness or of any of the collateral or security therefor. The Mortgagee may exercise any of the rights and remedies under the Other Security Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right avail-able under this Mortgage without first exercising or enforcing any of its rights and remedies under any or all of the Other Security Documents.
Such exercise of the Mortgagee's rights and remedies under any or all of the Other Security Documents shall not in any manner impair the Indebtedness or lien of this Mortgage, and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the lien of any of the Other Security Documents or any of the Mortgagee's rights and remedies thereunder. The Mortgagor specifically consents and agrees that the Mort-gagee may exercise its rights and remedies hereunder and under the Other Security Documents separately or concurrently and in any order that the Mortgagee may deem appropriate.

          Section 4.11 Agreement Paramount. If and to the extent that any of the provisions of this Mortgage conflict or are otherwise inconsistent with any of the provisions of the Indenture, the provisions of the Indenture shall prevail. Notwithstanding the foregoing, the failure of the Indenture to speak to or address a provision expressly set forth in this Mortgage shall not be deemed to be such an inconsistency or conflict.

          IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by the Mortgagor as of the date first above written.



     CLARK MATERIAL HANDLING COMPANY


     By:____________________________
         Name:
         Title:


     Attest:________________________
             Name:
             Title:

STATE OF _____________________ )
                               ) ss:
COUNTY OF ___________________  )

     This instrument was acknowledged before me on this ______ day of ________________, 19___, by _____________________________________,
as ______________________ President of _______________________________,
a(n) _____________________ corporation.


          ____________________________________
          Notary Public


My Commission Expires:


___________________________
                [SEAL]

[Kentucky]

                                SCHEDULE A
                        Description of the Property

     All that certain real property located in Fayette County, Kentucky and more particularly described as follows:

Tract I:
          Being all of Parcels 1, 2, 3, 4, 5, 6, 7 and 8 as shown by that Consolidation Record Plat of the Lexington-Fayette Urban County Government of record in Plat Cabinet F, Slide 757, in the Fayette County Clerk's office, the property being more particularly designated as 749 West Short Street, Lexington, KY.

          HOWEVER, there is EXCEPTED from the foregoing property all of Parcel 1 as shown by Consolidation Record Plat of the Clark Equipment Property (formerly LFUCG Old City Plat and the Charles and M. Cunningham Property) of record in Plat Cabinet H, Slide 394, in the Fayette County Clerk's office, which was conveyed by Clark Equipment Company, a Delaware corporation, to Margaret Cunningham, a widow, by quit-claim deed dated December 6, 1988, and of record in Deed Book 1499, page 268, in the aforesaid Clerk's office.

          Being the same property conveyed to Clark Material Handling Company, a Kentucky corporation, by deed dated March 31, 1992, from Clark Equipment Company, a Delaware corporation, of record in Deed Book 1637, page 634, in the Fayette County Clerk's office.


Tract II:
          Being all of Lot No. 8 and all of Parcel 1 of Block "A", Leestown Industrial Park, Unit 3-A, as shown by the Amended Record Plat of Lot 8, Block "A", Leestown Industrial Park, Unit 3-A, which appears of record in Plat Cabinet F, Slide 665, in the Fayette County Clerk's office, to which plat reference is made for a more particular description of the property; the improvements thereon being known and designated as 172 Trade Street, Lexington, Kentucky.

          The instrument constituting the source of the Mortgagor's interest in Tract II was a Memorandum of Lease, Recorded in Deed Book 1440, Page 453, in the Fayette County Clerk's office.

                                                                 [Kentucky]

Tract III:
          Being all of Parcels 1, 2 and 3 of the Geary-Buckley Warehouse, Lexington, Fayette County, Kentucky, a plat of which appears of record in Plat Cabinet H, Slide 295, of record in the Office of the Fayette County Clerk; said premises being known and designated as 422-456 Angliana Avenue, Lexington, Kentucky; and

          All of Lot No. 10, as shown on the plat of the Forman property recorded in Plat Cabinet H, Slide 295, in the Fayette County Clerk's office, said property fronting on the North side of Curry Avenue 40 feet and extending back of even width in a Northerly direction 145 feet, but there is excepted from said description 20 feet off the rear of said Lot No. 10 which was conveyed by M. Thompson and wife to Luther Stivers by deed of record in the aforesaid Clerk's office in Deed Book 176, page 162;

          Being the same property conveyed to Kentucky Central Life Insur-ance Company by deed of Master Commissioner of Fayette Circuit Court, dated March 24, 1994, of record in Deed Book 1721, page 721, in the Fayette County Clerk's office.

          Being the same property in which a leasehold interest was con-veyed to Clark Material Handling Company by lease dated February 19, 1991 between Bruce E. Burnett and Barbara B. Burnett, predecessors-in-interest to Kentucky Central Life Insurance Company, collectively as lessor, and Clark Material Handling Company, as lessee, a memorandum of which was recorded in Deed Book ____, page ____, in the Fayette County Clerk's office.